EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Vascular Solutions, Inc. of our report dated January 22, 2016, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears on page 42 in Vascular Solutions, Inc.’s annual report on Form 10-K for the year ended December 31, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
August 10, 2016